Exhibit 99.1

NextTrip Expands JOURNY TV to LG Smart TVs Across 20 International Markets, Further Scaling Global Content-to-Commerce Platform

JOURNY TV and JOURNY Español Join LG Channels as NextTrip’s Broader Media Distribution Footprint Spans More Than a Dozen Major Platforms Across Approximately 80 Countries with Estimated Potential Reach of Approximately 250 Million Viewers

SUNRISE, FL – September 9, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “the Company,” “we,” “our,” or “us”), a technology-forward company defining the intersection of media and travel, today announced the international launch of its JOURNY TV travel entertainment channels on LG Channels, LG Electronics’ global free ad-supported streaming television (“FAST”) service.

The expansion brings JOURNY TV and its dedicated Spanish-language channel, JOURNY Español, to LG Smart TV audiences across 20 international markets, further extending NextTrip’s growing global media footprint and its strategy to connect premium travel entertainment, destination inspiration, advertising and travel commerce.

Beginning this month, JOURNY TV is available through LG Channels in 14 international markets, including the United Kingdom, Ireland, Canada, Brazil, Germany, Italy, France, Australia, Switzerland, the Netherlands, Sweden, Finland, Denmark and Norway.

JOURNY Español, the Company’s Spanish-language travel entertainment channel, has launched through LG Channels in Mexico, Peru, Chile, Argentina, Colombia and Spain. JOURNY Español features programming produced originally in Spanish or professionally dubbed into Spanish using high-quality human voice talent, providing audiences with a localized viewing experience across key Spanish-speaking markets.

The launch represents another significant distribution expansion for JOURNY TV as NextTrip continues building a global travel media ecosystem designed to entertain consumers, inspire travel and increasingly create a pathway from content-to-commerce.

“LG Channels represents an important addition to JOURNY’s rapidly expanding global distribution footprint,” said Casey D’Ambra, NextTrip President of Media. “Travel is inherently visual. Consumers see a destination, experience a culture or discover a property through great programming, and that inspiration can become the starting point for their next trip. Our strategy is to position JOURNY TV at that moment of inspiration and increasingly connect the viewing experience with the ability to discover, plan and ultimately book travel.”

D’Ambra continued, “This expansion also creates additional opportunities for destinations, tourism boards, hotels, cruise lines and other travel and consumer brands seeking to reach highly engaged audiences in a context where travel is already top of mind. As we continue expanding JOURNY TV’s distribution internationally, we believe the combination of premium travel content, global audience reach, advertising and our emerging commerce capabilities can create a differentiated platform connecting travel inspiration directly with action.”

Expanding Through a Growing Global FAST Platform

LG Channels is LG Electronics’ global FAST service, delivering free streaming television and on-demand programming through the company’s webOS ecosystem. LG recently announced that LG Channels has surpassed 5,000 channels globally and is available in 37 countries, reflecting the continued expansion of free ad-supported streaming television and connected-TV viewing worldwide.

The platform spans North America, Europe, Latin America, the Middle East and Asia and offers regionally curated programming across entertainment, movies, sports, news and lifestyle categories.

Building a Global Travel Media and Commerce Ecosystem

The LG Channels rollout builds upon NextTrip’s broader expansion of JOURNY TV across connected television, FAST, digital, mobile and international distribution.

JOURNY’s growing distribution footprint now spans more than a dozen major streaming and video platforms across approximately 80 countries, with the Company estimating potential reach of approximately 250 million viewers globally across its expanding distribution ecosystem.

NextTrip is building JOURNY around a differentiated content-to-commerce model designed to connect entertainment and travel inspiration with advertising, audience engagement and ultimately travel planning and booking.

For advertisers and sponsors, the model is intended to create opportunities to engage consumers while they are actively watching programming centered on destinations, hotels, resorts, culinary experiences, adventure, culture and other travel experiences. For viewers, NextTrip is developing technology designed to shorten the traditional path between seeing an inspiring destination and taking action to experience it.

The Company’s developing JOURNYGO technology is expected to further that strategy by utilizing Agentic AI and interactive engagement tools to help consumers move from watching travel content to exploring destinations, building itineraries and ultimately booking travel.

“Distribution scale is an important part of the strategy, but what we can build on top of that distribution is where we believe the larger opportunity exists,” D’Ambra added. “Every additional platform, market and viewer expands the potential audience for our content, our advertising partners and ultimately our travel commerce ecosystem. Our objective is to make JOURNY TV a global destination for travel entertainment while creating a more direct connection between watching, inspiration and booking.”

About JOURNY TV

JOURNY TV is NextTrip’s travel entertainment and media platform featuring a growing library of premium travel, lifestyle, culinary, adventure and destination programming. Distributed across connected television, FAST, digital and mobile platforms internationally, JOURNY is designed to entertain and inspire audiences while creating opportunities to connect travel content with advertising, interactive engagement and commerce.

Through its expanding content library, original programming, global distribution and developing JOURNYGO technology, NextTrip is building JOURNY TV as a central component of its strategy to connect media and travel at the point of inspiration.

About LG Channels

LG Channels is LG’s exclusive global FAST (Free Ad-supported Streaming TV) service, delivering premium live and on-demand content across diverse genres in 37 countries.

Available on webOS-enabled devices, including Smart TVs, monitors, and automotive systems, LG Channels provides a seamless and diverse entertainment experience for users worldwide. (lgchannels.com)

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media, travel, and the creator economy. Through its owned media platforms, including JOURNY TV and TravelMagazine.com, its recently acquired controlling interest in YADA Commerce Inc., a licensed TikTok Partner Agency specializing in creator recruitment, audience development, affiliate commerce, livestream commerce, and creator monetization, and NextTrip’s proprietary travel technology stack, NextTrip delivers an integrated content-to-commerce ecosystem that connects travel discovery directly to transaction and fulfillment.

The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and NextTrip Groups (formerly TA Pipeline), a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT (Flexible Independent Travel), group travel, destination weddings, conferences, live events, and concierge-managed experiences, supported by flexible payment options such as PayDlay.

By combining premium video storytelling, creator-led social commerce, and integrated booking technology, NextTrip enables consumers to move seamlessly from inspiration to booking, while providing creators, destinations, brands, and travel partners with measurable audience engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttripinc.com and investors.nexttrip.com. Follow us on Linkedin and on X.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com

For investor relations inquiries, please contact:

Jérôme Cliche

Oncore Network LLC

Phone: +1-302-488-9830

Email: IR@oncorenetwork.com